Exhibit 99.1

Safe and Green Development Corporation Reports First Quarter 2024 Financial Results and Provides a Business Update

May 15, 2024 -- Safe and Green Development Corporation (NASDAQ: SGD) (“SG Devco” or the “Company”) today reported financial results for the three months ended March 31, 2024 and provides a business update.

Operational highlights from the first quarter of 2024:

-	Initiated a Strategic Property Monetization
-	Executed Contract to Sell St Mary’s Site for $1.35M
-	Acquired XENE Real Estate AI Software
-	Secured Financing for Norman Berry Expansion in Atlanta, Georgia

David Villarreal, CEO of Safe and Green Development Corporation, remarked, “The first quarter has proven to be an exhilarating period marked by numerous achievements that we believe has positioned us as an integral player in the real estate industry across multiple domains. Our upcoming sale of the St. Mary property, which will result in substantial profits, exemplifies our team’s profound understanding of real estate value and our ability to identify and seize unique opportunities. Additionally, the execution of a contract to sell our Lago Vista parcel is a significant milestone that will significantly strengthen our balance sheet upon closing. Our strategic alliances have been pivotal in propelling our progress and unlocking future growth, as demonstrated by securing financing for the Norman Berry acquisition of the right-of-way and an adjacent parcel.”

“I am particularly enthused by the development of our XENE Platform, which aims to enhance the value proposition for real estate professionals such as brokers, lawyers, accountants, investors, and, most importantly, home buyers. Our robust foundation enables us to forge a strong presence in both the commercial and residential sectors, empowering us to seize aggressive growth opportunities. Lastly, we eagerly anticipate completing the acquisition of MyVONIA, an advanced artificial intelligence (AI) assistant, which is scheduled to close during the second quarter.”

In conclusion, Mr. Villarreal added, “We are confident that our strategic endeavors and technological advancements will position us favorably for continued success in the real estate industry.”

Financial Highlights from the first quarter of 2024:

-	Revenues were $49,816
-	GAAP net loss totaled ($3,067,671)
-	Adjusted EBITDA* totaled ($432,004)

“In our strategic outlook for the immediate future, our aim is to attain a revenue milestone of around $1 million in the second quarter derived from the sale of the St. Mary’s property. Simultaneously, our focus is to reach a minimum of two hundred XENE subscribers, showcasing our commitment to expanding our subscriber base. By consistently updating on subscriber growth, our objective is to establish a robust and predictable revenue stream. Reflecting on our first-quarter performance, despite significant non-cash expenses, our adjusted EBITDA demonstrates our dedication to operating in an efficient manner while ensuring responsible growth,” articulated Nicolai Brune, Chief Financial Officer of Safe and Green Development Corporation.

*Non-GAAP Financial Measure

This earnings release contains a presentation of Adjusted EBITDA, a non-GAAP financial measure. The reasons why we believe this measure provide useful information to investors and a reconciliation of this measure to the most directly comparable GAAP measure and other information relating to this non-GAAP measure is included in the supplemental schedule attached.

About Safe and Green Development Corporation

Safe and Green Development Corporation is a real estate development company. Formed in 2021, it focuses on the development of sites using purpose-built, prefabricated modules built from both wood and steel. The thesis of development is to build strong, innovative and green, single or multifamily projects across all income and asset classes. Additionally, a majority owned subsidiary of SG DevCo, Majestic World Holdings LLC, is a prop-tech company that has created the XENE Home Platform. It is powered by advanced AI technology which aims to decentralize the real estate marketplace, creating an all-in-one solution that brings banks, institutions, home builders, clients, agents, vendors, gig workers, and insurers into a seamlessly integrated and structured AI-driven environment. More information about SG DevCo can be found at www.sgdevco.com.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, and include statements regarding being positioned as an integral player in the real estate industry across multiple domains, the upcoming sale of the St. Mary property resulting in substantial profits, the upcoming sale of the Lago Vista property significantly strengthening the Company’s balance sheet, the XENE Platform enhancing the value proposition for real estate professionals and home buyers, forging a strong presence in both the commercial and residential sectors and empowering the Company to seize aggressive growth opportunities, completing the acquisition of MyVONIA during the second quarter, attaining a revenue milestone of around $1 million in the second quarter derived from the sale of the St. Mary’s property, reaching a minimum of two hundred XENE subscribers, consistently updating on subscriber growth to establish a robust and predictable revenue stream, operating in an efficient manner while ensuring responsible growth and Xene Home creating an all-in-one solution that brings banks, institutions, home builders, clients, agents, vendors, gig workers, and insurers into a seamlessly integrated and structured AI-driven environment. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to become an integral player in the real estate industry across multiple domains, the Company’s ability to complete the sale of the St. Mary property as planned, the Company’s ability to seize aggressive growth opportunities, the Company’s ability to complete the sale of Lago Vista as planned, the Company’s ability to complete the acquisition of MyVONIA as planned, the Company’s ability to consistently update Xene subscriber growth to establish a robust and predictable revenue stream, the Company’s ability to operate in an efficient manner while ensuring responsible growth, the Company’s ability to obtain the capital necessary to fund its activities, the Company’s ability to attract banks, institutions, home builders, clients, agents, vendors, gig workers, and insurers to join the Xene Home platform, the Company’s ability to monetize its real estate holdings and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Safe and Green Development Corporation undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

For investor relations and media inquiries, please contact:
Barwicki Investor Relations
Andrew@Barwicki.com
516-662-9461

SAFE AND GREEN DEVELOPMENT CORPORATION

Non-GAAP Financial Measures

This earnings release includes a presentation of Adjusted EBITDA, a non-GAAP financial measure. The Company defines Adjusted EBITDA as GAAP net income (loss) with an adjustment to add back depreciation, amortization, interest expense, common stock for services and stock-based compensation. The Company’s Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income (loss) or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The Company does not consider Adjusted EBITDA to be a substitute for or superior to the information provided by its GAAP financial results. Additionally, the Company’s non-GAAP measure may not be comparable to similarly titled measures reported by other companies. Management believes that providing Adjusted EBITDA, a non-GAAP financial measure that excludes non-cash expenses, provides useful information to investors by offering an additional way of viewing our results and underlying growth relative to prior and future periods. Management uses this non-GAAP financial measure in making financial, operating, and planning decisions and in evaluating our performance.

Three Months Ended March 31, 2024
Net loss	$(3,067,671)
Interest expense	565,996
Depreciation and amortization	161
Common stock for services	322,871
Stock-based compensation	1,746,640
Adjusted EBITDA	$(432,004)

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